Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 28, 2003, relating to the financial statements of International Transmission Company, LLC (formerly International Transmission Company), appearing in the Annual Report on Form 10-K of ITC Holdings Corp. for the year ended December 31, 2005 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan
January 16, 2007